Financing proposal to:

Mentor Medical Systems B.V.
Attn. Mr. A. Hoogwerf
Zernikedreef 2
2333 CL LEIDEN (NL)

Financing in the amount of:	EUR 15,000,000 comprising:
Loan or overdraft facility in the amount of:	EUR 15,000,000
Repayment:
Loan operated from a current account:	EUR 875,000; Account No. 1384.25.132
Remaining in place:
Bank guarantee:	EUR 9,372; Account No. 3355.50.266
Total financing being made available by our Bank:	EUR 15.009.372

1

Overview of current account overdraft in the amount of EUR 15,000,000

Overdraft rate	:

The Rabobank Base Lending Rate, plus a surcharge currently at 0.65% points.  If the bank retains its right of mortgage with respect to the premises located at Zernikedreef 2 in Leiden, we can offer you the Rabobank Base Lending Rate plus a surcharge currently at 0.55% points.

Credit interest	:	The Bank will pay interest on your current account credit balances; the amount payable depends on the credit balance and length of time thereof on your account.
Term	:	About 10 years
Credit commission	:	A credit commission of 0.25% of the credit maximum, payable per annum.
Payment transactions	:	Based on transaction rate structure
Proposed drawdown date	:	31 October 2005
Limited to	:	EUR 375,000 quarterly in arrear
First reduction	:	30 September 2006

Under this facility you may withdraw up to EUR 12,500,000  in fixed advances subject to a term of 3 or 6 months. Of this EUR 12,500,000 amount in fixed advances, you may draw down EUR 5,000,000 in loans with a maximum fixed interest rate period of 5 years. In addition, of the EUR 12,500,000 in fixed advances you may draw down the equivalent of up to EUR 10,000,000 in US dollars with a counter value of at least EUR 1,000,000 per fixed advance or a multiple thereof, rounded off to EUR 500,000.

The overdraft rate for these fixed advances is equal to the 3 to 6-month Libor rate.

Repayments on the total facility of EUR 15,000,000 are restricted to EUR 375,000 per quarter, the first repayment falling due on 30 June 2006.

The overdraft facility drawings referred to above will be deducted from the  credit maximum of EUR 15,000,000.

Overview of fixed advances
Interest	:

3 or 6-month Euribor rate plus a surcharge currently at 0.65% points. If the bank retains its right of mortgage with respect to the premises located at Zernikedreef 2 in Leiden, we can offer a surcharge currently at 0.55% points.

Redemption	:	In one tranche in arrear
Overview of loans with a fixed interest period 5 years maximum
Interest	:	plus a surcharge at 0.65% points. The interest is calculated based on the 2, 3, 4 or 5 year long term rate.
If the bank retains its right of mortgage with respect to the premises located at Zernikedreef 2 in Leiden, we can offer you the Rabobank Base Lending Rate plus a surcharge currently at 0.55% points.
Payment of interest	:	quarterly in arrear

Overview of loans in US dollars

Under the total facility you may withdraw EUR 12,500,000  in fixed advances subject to a term of 3 or 6 months. Of the amount you may draw down in fixed advances the Bank offers you the option of withdrawing the equivalent of EUR 10,000,000 (ten million euro) in USD.

The fixed advances may be drawn down in tranches with a countervalue of at least EUR 1,000,000 or a multiple thereof, rounded off to EUR 500,000.

In order to determine the unused portion of the credit, the countervalue in euro of the facility amount drawn down in foreign currency is calculated at the (indicated) exchange rates listed by the Bank on each business day.

SETOFF:

1.          A Bank is at all times entitled to set off  the amount payable to the Bank by a Borrower under the Facility against all monies payable by the Bank to all Borrowers for whatever reason, regardless of the exigibility of the amounts owed by the Bank.

2.         To give effect to this setoff clause, all foreign currency liabilities will be expressed in euro, based on the euro reference rates applicable at the time.

charges

Handling charges                       :        EUR 15,000

Securities to be provided

Joint and several debtor commitment from Mentor Medical Systems C.V.

Securities currently in place

Pledging of savings and funds on deposit

Additional arrangements

Cross-default provision

Material-adverse-change provision

Combined solvency ratio of at least EUR 10,000,000

Combined interest coverage ratio of at least 5.0

Submission of:

Annual figures/budget:                   Before 1 August of each year

Interim figures:                               Every six months

Validity period

The financing proposal is valid until 31 October 2005.

The financing proposal is explained in detail in the following pages.

Financing proposal in detail

Current account overdraft in the amount of  EUR 15,000,000

The Cooperative Rabobank Leiden, Leiderdorp and Oegstgeest U.A., having its registered office in Leiden (NL), hereinafter referred to as 'the Bank', has agreed to provide finance (jointly and severally) by way of a current account facility to the following party:

Mentor Medical Systems B.V.
having its registered office in LEIDEN
Commercial Register file no. H28062039

The loan will be administered by the Bank via current account no. 1384.25.132 in the name of Mentor Medical Systems B.V.

The Overdraft rate is:

-           The Rabobank Base Lending Rate, not falling below 2.50% per annum,  plus a surcharge currently at 0.65% points. The Rabobank Base Lending Rate is currently 2.75 per annum. If the bank retains its right of mortgage with respect to the premises located at Zernikedreef 2 in Leiden, we can offer you the Rabobank Base Lending Rate plus a surcharge currently at 0.55% points.

The current overdraft rate therefore comes to 3.40% per annum, payable quarterly in arrear. If the bank retains its right of mortgage with respect to the premises located at Zernikedreef 2 in Leiden, the applicable overdraft rate will be 3,30% per annum, payable quarterly in arrear.

The Rabobank Base Lending Rate and the surcharge may at all times be revised by the Bank. Any change in the Rabobank Base Lending Rate will have no bearing on the minimum interest referred to above.

In order to calculate the overdraft rate, the number of days in a calendar month is set at the actual number of days, and a calendar year at 360 days. The bank is entitled to change the interest calculation method.

The credit commission comes to 0.25 % of the credit maximum per annum, and is deducted  quarterly in arrear.

The Credit interest is as follows:

-           The 1-month Euribor rate less 1.0% per annum.

In order to calculate the credit interest rate, the number of days in a calendar month and in a calendar year are set at the actual number of days. The interest is calculated quarterly in arrear and credited at the end of the settlement period.

The Bank shall be entitled, circumstances prevailing, to adjust the calculation method and/or the rates of interest.

The conditions governing the Transaction Rate Structure (TRS) apply in relation to current account payment transactions. This means that no bank commission is payable, but rather an amount per transaction. The Bank calculates no value days for transactions within the Netherlands. A summary of our current rates is included in enclosed list.

The credit is to be used only for the purpose of paying a dividend to Mentor Corporation and for normal business purposes.

More detailed elaboration re fixed advances up to an amount of EUR 12,500,000

We are pleased to offer you the option, within the availability margin of the credit up to a total amount of EUR 12,500,000 maximum, to draw down fixed advances of at least EUR 1,000,000 per fixed advance or a multiple thereof, rounded off to EUR 500,000,  with each term rounded off to whole months of thirty days. If you avail yourself of this option we shall deduct each fixed advance amount drawn down by you from the credit balance available during the remainder of the term.

If you wish to withdraw a fixed advance please contact the Bank. We will then sanction the facility at once and notify you of the conditions governing the provision of fixed advances. The overdraft rate for these fixed advances is the 3 or 6-month European Interbank Offered Rate (Euribor) fixed by Euribor FBE in Brussels or by a third party assigned by same (the base component) plus a surcharge rate of 0.65% points for a period of 3 or 6 months. If the bank retains its right of mortgage with respect to the premises located at Zernikedreef 2 in Leiden, we can offer you the Euribor Rate plus a surcharge currently at 0.55% points.

The overdraft interest falls due at the end of the selected interest period. The base component relative to a fixed advance is re-set at the end of the interest period. The Bank will make the fixed advance available to you upon receipt of the returned copy of the offer duly signed as correct by you. The returned copy of the offer signed as correct by you together with the advance posted up by the Bank form the proof of exigibility on your behalf of the amount due in relation to the fixed advance.

More detailed elaboration re fixed interest period of 5 years to EUR 5,000,000

Rabobank Leiden-Leiderdorp-Oegstgeest, hereinafter referred to as: the Bank, makes the loan capital (jointly and severally) available to:

Mentor Medical Systems B.V.
Incorporated in Leiden
Commercial Register No. H 28062039

The loan will be administered in the name of:

Mentor Medical Systems B.V.

Details of interest:

-           the interest payable is based on the funding charges of the Bank relative to the interest period selected by you plus a surcharge currently at 0.65% points.  The interest is fixed on the loan drawdown date. If the bank retains its right of mortgage with respect to the premises located at Zernikedreef 2 in Leiden, we can offer you the surcharge currently at 0.55% points.

For the remainder, the interest type selected by you will be subject to the terms provided for under General Terms and Conditions governing Corporate Loans from the Rabobank Group 2001.

In order to calculate the overdraft rate, the number of days in a calendar month is set at 30 days, and a calendar year at 360 days. The Bank is entitled to revise the interest calculation method.

The loans are repayable in full at the end of the fixed interest period and are debited from the current account. This amount will be added to the credit maximum on this account.

In the absence of proof to the contrary, the Bank's records will count as full proof with respect to the drawdown date of the loan capital and the exigibility of the amount withdrawn.

The Bank may at all times terminate the credit facility or change the maximum collateral governing the provision of the credit facility and/or  the relative conditions, should the Bank be of the opinion that your creditworthiness has been diminished.

Handling charges

A once-only handling charge of EUR 15,000 is payable upon release of the financing.

Securities

The financing proposal is also subject  to the securities referred to below, as provided to the Bank and/or the Rabohypotheekbank N.V. This collateral is required in respect of all monies owed now or in the future by you to the Bank and/or the Rabohypotheekbank N.V.

-           In regard to the financing, the following party is jointly and severally liable: Mentor Medical Systems C.V. registered with the Chamber of Commerce under file number H 33265593

The proposed financing is also subject to the existing securities.

Further arrangements

The financing offer is also subject to the following arrangements.

Solvency ratio:

Mentor Medical Systems B.V. and Mentor Medical Systems C.V. having their registered offices in Leiden, hereinafter referred to both jointly and severally as: the Debtor, hereby undertake to the Bank that the combined consolidated net equity of the Debtor (i.e. contributed and called-up (share) capital) less the purchased shares plus the share premium account plus the revaluation reserve plus other statutory reserves plus statutory reserves plus other reserves - including non-distributed profits - plus the third party debts subordinated to the Bank according to its requirements less the activated intangible assets and group company debts) shall at all times not fall below EUR 10,000,000. Notwithstanding the provisions governing cancellation and immediate exigibility referred to in the General Terms and Conditions governing Current Accounts held with the Rabobank Group and/or the General Terms and Conditions governing Corporate Loans from the Rabobank Group, the Bank in the event of a solvency ratio deficit shall be entitled to immediately terminate the financing provided to the Debtor and to demand payment forthwith of all monies due from the Debtor. Moreover the Bank in the event of a solvency ratio deficit shall be entitled to continue the financing whether or not subject to different (financing) conditions, in which case the Debtor on demand by the Bank shall be obliged to provide the securities required by the Bank. The bank reserves the right in its calculation of the solvency ratio to take into account any obligations not included in the statement of the Debtor's financial position, together with any applied off-balance structural arrangements.

Interest coverage ratio:

Mentor Medical Systems B.V. and Mentor Medical Systems C.V. having their registered offices in Leiden, hereinafter referred to both jointly and severally as: the Debtor, hereby undertake to the Bank that the combined consolidated net profit plus the combined consolidated taxes plus the combined consolidated interest charges minus the combined consolidated interest income plus the combined consolidated result of third parties plus the combined consolidated goodwill amortizations minus the combined consolidated result of the  minority shareholders minus the Debtor's combined consolidated extraordinary gains (hereinafter referred to as: the Group) in relation to the combined consolidated interest charges minus the combined consolidated interest income of the Group shall amount at all times to no less than 5.0 (interest coverage ratio). Notwithstanding the provisions governing cancellation and immediate exigibility referred to in the General Terms and Conditions governing Current Accounts held with the Rabobank Group and/or the General Terms and Conditions governing Corporate Loans from the Rabobank Group, the Bank in the event of a solvency ratio deficit shall be entitled to immediately terminate the financing provided to the Debtor and to demand payment forthwith of all monies due from the Debtor. Moreover the Bank in the event of a solvency ratio deficit shall be entitled to continue the financing whether or not subject to different (financing) conditions, in which case the Debtor on demand by the Bank shall be obliged to provide the securities required by the Bank. The bank shall determine the period for which the interest coverage ratio is being calculated and is at all times entitled to adjust this period.

Cross-default provision:

Notwithstanding the provisions governing cancellation and immediate exigibility referred to hereafter in the General Terms and Conditions governing Current Accounts held with the Rabobank Group  and/or the General Terms and Conditions governing Corporate Loans from the Rabobank Group, the Bank shall terminate forthwith all financing provided to Mentor Medical Systems B.V., having its registered office in Leiden, commercial Register No. H28062039 and Mentor Medical Systems C.V., Commercial Register No. H33265593 hereinafter referred to as: the Debtor, and all monies arising from said financing will be repayable forthwith by the Debtor to the Bank without any notification, notice of default or other formality being required if the Debtor and/or any subsidiary and/or majority shareholding linked to the Debtor fail to comply with any obligation of any kind towards the Bank and/or towards any other financier or third party.

Material or adverse change provision:

Mentor Medical Systems B.V., having its registered offices in Leiden, and Mentor Medical Systems C.V., commercial Register No. H33265593, hereinafter referred to both jointly and severally as: the Debtor, hereby undertake to the Bank to immediately inform the Bank in the event of any facts or circumstances arising or if such facts or circumstances are expected to arise at some future date which might significantly alter either its business operations or the financial relationship of its business or else render the financing exigible.  Notwithstanding the provisions governing cancellation and immediate exigibility referred to in the General Terms and Conditions governing Current Accounts held with the Rabobank Group  and/or the General Terms and Conditions governing Corporate Loans from the Rabobank Group, if any event, change or circumstance should arise or is anticipated which in the Bank's opinion might further damage, hinder or jeopardize the Debtor's fulfillment of any of its obligations towards the Bank, the Bank shall be entitled to immediately terminate the financing provided to the Debtor and to demand payment forthwith of all monies due from the Debtor  without recourse to the courts being required, and/or shall at its option be entitled to continue the financing whether or not subject to different (financing) conditions, in which case the Debtor on demand by the Bank shall be obliged to provide the securities required by the Bank.

You should provide the Bank with:

-           A copy of  the internal annual accounts before 1 August  of the current financial year.

-           A copy of the annual accounts approved by an external registered accountant as soon as possible after the close of the financial year, and no later than 1 May of the following year.

-           When issuing us with  the internal annual accounts please also include budget figures for the current financial year.

-           Every six months, a copy of your internal interim figures (balance, and profit and loss account), but no later than one month after this period.

The figures referred to above are in respect of Mentor Medical Systems B.V. and Mentor Medical Systems C.V.

All  payments from Mentor Medical Systems B.V. and Mentor Medical Systems C.V. should flow through the accounts held with  Rabobank Leiden-Leiderdorp-Oegstgeest.

The Bank is at all times prepared to advise you in regard to our other services.

Providing the entire Bank's conditions have been met, the Bank will advance the funding on the proposed loan drawdown date and/or the credit commencement date. You should notify the Bank no later than one week before the proposed drawdown date if the actual loan drawdown date and/or the actual credit commencement date is at variance with the proposed loan drawdown date and/or the proposed credit commencement date.

Upon acceptance of the Financing Proposal, you are required to draw down the loan(s) no later than 1 December 2005.

The Bank is hereby mandated by you to charge to your account(s) whatever monies are payable by you to the Bank arising from the financing agreement. You are responsible for maintaining a sufficient balance in said account(s).

All rights, entitlements and obligations of the Bank pursuant to the loan agreement(s) and the conditions applicable thereto may be exercised severally by, or applied respectively to, the Rabohypotheekbank N.V., having its registered office in Amsterdam, this being the company on whose behalf the Bank is also authorized to sign this financing proposal.

Save where otherwise provided, the loans and/or current account(s) are governed by the following:

-           General Terms and Conditions governing Corporate Loans from the Rabobank Group 2001;

-           General Terms and Conditions governing Current Accounts held with the Rabobank Group, 2001;

Customer relations with the Bank are governed by:

-           The General Terms and Conditions of the Bank.

You hereby declare to be in receipt of the above conditions and to have taken cognizance thereof.

The undersigned hereby declare(s) that the general meeting of shareholders of  Mentor Medical Systems B.V. has taken no decision affecting representative authority in the event of a conflict of interest.

Signature

If you wish to avail of this offer, you are requested to submit whatever particulars are missing from this financing proposal. In your case, this means that you should:

•           sign one copy of this financing proposal and return this before 31 October 2005.

The Bank would like to remind you that once you have signed the financing proposal, you commit yourself to the Bank in accordance with all the conditions provided for in this or any revised financing proposal. The Bank is prepared to give effect to this offer providing the requisite sureties are in place and the remaining conditions have been met.

Location: Leiden
Date: 30 September 2005

Signed as approved

Signature:	Signature:

/s/M.H.T. de Jong	/s/Adri Hoogwerf
Rabobank Leiden-Leiderdorp en Oegstgeest U.A.	Mentor Medical Systems B.V.
Represented by:	Represented by:
Mr. R.E.J. Schouten	Mr. A. Hoogwerf

GENERAL TERMS AND CONDITIONS FOR CURRENT ACCOUNT OF THE RABOBANK ORGANIZATION 2001

Definitions

Article 1

In these General Terms and Conditions:

a.         'Bank' means                             :           the bank keeping the account;

b.         'Rabobank Nederland' means      :           Coöperatieve Centrale Raiffeisen‑Boerenleenbank B.A., having its registered office in Amsterdam;

c.         'Account Holder' means              :           the party or parties, or the partners or associates of a partnership firm or partnership, both jointly and each of them separately, for which/whom the Bank keeps the account;

d.         'Provider of Security' means        :           the party or parties, both jointly and each of them separately, by which security, in any form whatsoever, has been given for the benefit of the Bank for one or more debts of the Account Holder, and any party subsequently acquiring any property thus charged as security;

e.         'Deed' means                             :           the Deed in which the current account agreement between the Account Holder and the Bank is laid down in writing;

f.          'credit facility' means                  :           a debit facility of the account, granted to the Account Holder by the Bank;

g.         'registered property' means         :           any immovable property, vessel or aircraft, or any proprietary right thereto, mortgaged to the Bank as security for one or more debts of the Account Holder;

h.         'account' means                         :           the account(s) kept by the Bank in its accounting records for the Account Holder;

i.          'property' means                         :           any object and any proprietary right.

j.          'object' means                            :           any material object susceptible of human control;

Purpose of the account

Article 2

The account is intended for the settlement of the Account Holder's business payments.

Account in the name of several Account Holders

Article 3

If the Bank keeps the account for several Account Holders, the Account Holders, unless otherwise agreed in writing with the Bank, shall be entitled, both jointly and each of them separately, to withdraw any balance in the account and to make use of a credit facility, if any, on the following conditions:

a.         after the death of an Account Holder or, in the case of a legal person, after the dissolution of such legal person, the other Account Holder(s) shall continue to be entitled to withdraw the balance in the account;

b.         after the death of an Account Holder, his heirs shall jointly have the same rights to withdraw any balance in the account as the deceased Account Holder;

c.         any credit facility shall end on the death of an Account Holder or, in the case of a legal person, on the dissolution of such legal person;

d.         after termination by an Account Holder of the right separately to withdraw any balance in the account or make use of any credit facility, no balance in the account may be withdrawn or credit facility made use of by the Account Holders except jointly; the termination shall not be effective until after the Bank has been given notice thereof in writing; this termination shall put an end to any powers of attorney.

e.         each Account Holder shall be severally liable for any debit balance in the account;

f.          the acknowledgment of the balance in the account by any Account Holder shall be binding upon all Account Holders, subject to proof to the contrary being furnished.

g.         each Account Holder has empowered each of the other Account Holders to receive and peruse, also on his behalf, all communications and notices made and given by the Bank in respect of the account. Each Account Holder shall be empowered also on behalf of each of the other Account Holders to make communications and give notices to the Bank.

Power of attorney

Article 4

Any Account Holder may authorize any third party in writing to withdraw any balance in the account and to make use of a credit facility, if any.

Any power of attorney shall end:

a.         by the death of or, if a legal person, the dissolution of or by an adjudication/winding-up order being made against or an official moratorium being granted to or a guardian/receiver being appointed over the Account Holder that granted (or joined in granting) the power of attorney, and by the appointment of an administrator over the estate of the same;

b.         by the death of or, if a legal person, the dissolution of or by an adjudication/winding-up order being made against or an official moratorium being granted to or a guardian/receiver being appointed over the attorney;

c.         by revocation by the Account Holder that granted (or joined in granting) the power of attorney;

d.         by renunciation by the attorney;

e.         by the lapse of the period for which the power of attorney was granted.

No such revocation and renunciation shall be effective until after the Bank has been notified thereof in writing or until a written statement thereof has been endorsed on the power of attorney.

Attestation of admissibility to the succession/information

Article 5

On the death of an Account Holder, the Bank may demand that the party/parties taking the place of a deceased Account Holder produce an attestation of admissibility to the succession as proof of the right of such party or parties to withdraw any balance in the account. The Bank need not provide the heir(s) and representative(s) of the Account Holder with any information on the movements of the account before the date of the Account Holder's death.

Bankruptcy/compulsory liquidation, official moratorium attachment

Article 6

a.         During the bankruptcy/compulsory liquidation or official moratorium of an Account Holder, no acts of administration and disposition may be done with respect to the balance in the account except by the trustee in bankruptcy/liquidator of the Account Holder or by the Account Holder with the concurrence of the receiver, as the case may

            be. If the Bank keeps the account in question for several Account Holders, the concurrence of the other Account Holders shall be required as well.

b.         In the event of attachment by garnishment of any moneys of the Account Holder held by the Bank, no acts of disposition may be done with respect to the balance in the account covered by the attachment.

Administrative regulations

Article 7

Any payments made to the credit and to the debit of the account shall be subject to administrative regulations to be laid down by the Bank. The Account Holder shall be responsible for the forms and other documents handed him by the Bank.

Prohibition of transfer and pledging of the balance

Article 8

No balance in the account shall be susceptible of transfer and/or pledging.

Commission and expenses

Article 9

The Bank may charge commission and expenses for keeping and/or allowing the use of the account and/or the credit facility.

No debit balance allowed

Article 10

If the Account Holder was not granted a credit facility:

a.         interest to be fixed by the Bank shall be due by the Account Holder on any debit balance;

b.         any debit balance in the Account can be claimed at once.

Interest calculation method, expenses and commissions and rules concerning the time of entering transactions in clients' accounts

Article 11

Interest, expenses and commissions shall be calculated in accordance with a calculation method to be determined by the Bank and with due observance of such rules concerning the time of entering transactions in clients' accounts as are commonly applied by the same, and administered on the account in the manner customary with it. If an interest rate to be paid or charged, as the case may be, by the Bank is based on a figure published by De Nederlandsche Bank N.V. or another institution, the Bank, in the event of cessation of the publication concerned, may fix the interest rate on the basis of a comparable standard to be determined by the Bank.

Crediting/debiting to the account

Article 12

The Bank shall have power:

a.         to credit to the account all that is paid in or transferred in favour of the Account Holder;

b.         to debit to the account all sums drawn out by an Account Holder and all that is due to the Bank by the same.

Termination of a current account agreement without a credit facility

Article 13

If an Account Holder was not granted a credit facility, any such Account Holder or the Bank may terminate the current account agreement without notice. If the Bank keeps the account for several Account Holders that may jointly withdraw the balance in the account, only the joint Account Holders or the Bank may terminate the current account agreement.

Use of credit facility

Article 14

The Account Holder may use a credit facility only for the financing purposes agreed on. The Account Holder shall make no use of a credit facility to gain interest advantages or carry on interest arbitrage, as the case may be, by means of any transactions not being part of his normal business.

Restriction of credit facility

Article 15

The Bank may restrict any credit facility by such amounts as may be fixed by it, modify any restrictions or cancel any restrictions agreed on.

Additional interest and obligation to pay up in case of any credit being exceeded

Article 16

If the account shows a debt to the Bank exceeding the credit facility:

a.         the amount by which the credit facility is exceeded shall be immediately payable and the Account Holder must see to it that such amount is paid up at once;

b.         the Bank may charge additional interest to be fixed by the same, to be calculated on the amount by which the credit is exceeded from the day on which the credit was first exceeded to the day on which such credit ceases to be exceeded.

Termination of credit facility

Article 17

Both the Bank and the Account Holder may at any time terminate a credit facility subject to at least three months' notice being given. During the period of such notice the Account Holder shall no longer make use of the credit and must settle any debit balance immediately after the end of such period.

Administration on various accounts, combination of interest, balancing of interest, set-off of balances

Article 18

If any current account agreement, whether or not with a credit facility, has been concluded with one or more Account Holders and, to execute it, several accounts are kept by the Bank for administrative reasons, the following provisions shall apply:

a.         An account shall be credited or debited, as the case may be, by the Bank according as payments are made in favor or to the charge of the Account Holder in whose name (amongst others) the account stands.

b.         The accounts shall be regarded as one single combined account. The combined balance in the accounts shall determine the amount due to the Account Holders by the Bank or due to the Bank by the Account Holders.

            The Bank shall be entitled not to allow withdrawals from an account insofar as they would create a debit balance or cause a credit limit allowed for that account by the Bank to be exceeded.

c.         If it has been agreed that interest shall be calculated on the combined balance in the accounts, the following shall apply:

            The Bank shall only pay interest, or alternatively charge interest, on the combined balance in the accounts. The Account Holder shall designate an account to which the interest shall be credited or debited.

d.         If it has been agreed that the interest calculated on the balances of the separate accounts and the interest calculated on the combined balance in the accounts will be balanced against each other, the following shall apply:

            First, the debit and the credit interest on a debit and a credit balance in each account shall be calculated with due observance of the interest rates agreed on with the Account Holder for the accounts concerned. Next, the interest shall be calculated on the basis of the combined balance in the accounts at such times as shall be fixed by the Bank. Any difference favorable to the Account Holder after the set‑off against each other of the amounts of interest calculated in the manners referred to above shall be credited to an account designated by the Account Holder.

e.         The Bank shall be entitled at any time to set off a credit balance in the account or any part of such balance, as the case may be, against a debit balance in any other account or any part of such balance, as the case may be.

Information

Article 19

The Bank shall inform the Account Holder on the movements of the account.

Form of acknowledgment

Article 20

Any Account Holder will be under the obligation to inform the Bank of any incorrectness by reporting it in the form of acknowledgment sent to him/it.

Capacity of Account Holder

Article 21

If the Account Holder is a legal person, a partnership firm or a partnership, or, as the case may be, if the Deed is signed by several Account Holders, each (managing) director, partner, associate or Account Holder shall be deemed to be empowered to do any and all (legal) acts for the execution of or in connection with the provisions of the Deed and of these General Terms and Conditions.

Address for payment

Article 22

All that is due to the Bank by the Account Holder in respect of the current account agreement must be paid into an account to be stated by the Bank or at the office of the Bank or at such other place as shall be designated by the Bank.

Taxes

Article 23

All taxes due in respect of the current account and/or credit facility or which might be levied in the future in respect thereto shall fall on the Account Holder.

Costs

Article 24

All costs resulting from the current account agreement and/or any credit facility and from the security given or to be given therefore, including the expenses incurred by collection in and out of court, shall fall on the Account Holder. The costs incurred out of court are fixed at 10% of the amount to be collected, with a minimum of fifty euro (50 EUR). Insofar as it is proved by the Bank that the expenses of collection incurred out of court exceed 10% of the amount to be collected, the expenses of collection incurred out of court shall be fully chargeable to the Account Holder.

Several liability of the legal successors of the Account Holder(s)

Article 25

The legal successors of an Account Holder shall be severally liable for the obligations of the same.

Debit balance payable at once

Article 26

Any credit facility shall terminate and the debit balance due by the Account Holder shall be payable at once, without any notice of termination or default or other formality being required:

a.         if the Account Holder:

            - dies;

            - is dissolved or wound up where such Account Holder is a legal person;

            - is adjudicated bankrupt or wound up by the Court;

            - files a petition for an official moratorium;

b.        if a legal debt repayment scheme is declared applicable with respect to the Account Holder.

Any credit facility may immediately be terminated by the Bank and the debit balance due by the Account Holder shall be payable at once, without any notice of termination or default or other formality being required:

a.         if the Provider of Security:

            - dies;

            - is dissolved or wound up where such Provider of Security is a legal person;

            - is adjudicated bankrupt or wound up by the Court;

            - files a petition for an official moratorium;

b.         if a legal debt repayment scheme is declared applicable with respect to the Provider of Security.

c.         if the Account Holder or the Provider of Security fails to comply with or acts contrary to any stipulation of the Deed or any instrument by which security was given, including any general terms and conditions declared applicable in the Deed or such instrument;

d.         if the Account Holder or the Provider of Security:

            - leaves the Netherlands to live abroad;

            - amalgamates, where such Account Holder or Provider of Security is a legal person;

            - winds up his/its business;

e.         if a receiver or administrator is appointed over any estate of the Account Holder or the Provider of Security or if such estate is attached or recourse is otherwise sought therefrom;

f.          if any object charged as security for the credit facility is alienated, expropriated, requisitioned or forfeited, or damaged by any cause whatsoever or fully or partially destroyed; if it must be regarded as lost; if it is used, without the permission of the Bank, for any purpose other than that at the time when the security was given; and, where the object charged is a vessel, if its classification or nationality is changed or if its certificate of seaworthiness lapses;

g.         if any circumstance occurs which gives rise to a just fear that the amount due to the Bank by the Account Holder cannot be fully or partially recovered out of the proceeds of the property charged for the benefit of the Bank or from the Provider of Security, or if any property charged for the benefit of the Bank has decreased in value or been destroyed;

h.         if any permit/license required with respect to a registered property or the carrying on by the Account Holder of his/its business or trade is lacking, lapsing or withdrawn or if any act is done contrary to the conditions attaching to such permit/license;

i.          if, in the opinion of the Bank, the construction or alteration of any object for the financing whereof moneys have been or will be lent to the Account Holder by the Bank, is stopped or comes to a standstill, or if the building plan is changed or the moneys intended for such construction or alteration are used for other purposes;

j.          if, with respect to a life insurance agreement the rights whereunder have been pledged to the Bank as security for any obligations of the Account Holder to the Bank, one of the following circumstances occurs:

            - premiums are not paid punctually;

            - the insurance contract terminates;

            - the terms of insurance are altered without the permission of the Bank;

            - an emergency plan order or winding‑up order is made against the insurance company.

k.         if the registered property is a ground lease or right of building and such ground lease or right of building ceases to exist or threatens to cease to exist for any reason whatsoever, or if the Provider of Security fails to fulfill any obligations he/it accepted when he/it acquired the right referred to and such failure is followed by the imposition of any penalty or by forfeiture or impending forfeiture of his/its rights;

Amendment of Articles of Association or Rules

Article 27

If the Account Holder is a legal person and was granted a credit facility, it shall not make any amendments in its Articles of Association/Rules without the prior written approval of Rabobank Nederland and the Bank. If any amendment has been made without such approval, then, if desired by the Bank, the Articles of Association/Rules that existed before such amendment shall remain in force as against the Bank.

Several liability of Account Holders

Article 28

If a credit facility was granted to several Account Holders, they shall be severally and jointly liable to the Bank for the amount due to the Bank in respect of the credit granted. In case of renunciation by the Bank of its legal claim against an Account Holder or against any person (jointly) liable, under Section 102 of Volume 1 of the Civil Code, for the amount due in respect of the credit granted, the Bank shall expressly reserve all rights and the (other) Account Holder shall remain liable, or the (other) Account Holders, as the case may be, shall remain severally liable, for the whole debt.

Audit of balance sheets, profit and loss accounts and reports

Article 29

If a credit facility was granted to the Account Holder, the Account Holder, if desired by the Bank and Rabobank Nederland, will be under the obligation to submit to expert auditing, at his/its own expense and to the satisfaction of the Bank and/or Rabobank Nederland, and regularly to submit to the Bank and/or Rabobank Nederland its balance sheets, profit and loss accounts and reports on the audits made, and to do so immediately after they have been confirmed and produced respectively. In addition, the Account Holder will be under the obligation to provide the Bank, on demand by the same, with all financial information requested by the Bank and/or Rabobank Nederland concerning the Account Holder's business or trade. The Account Holder shall give the Bank and/or Rabobank Nederland, or its authorized agents, the opportunity to audit his/its complete accounts whenever it is deemed desirable by the Bank and/or Rabobank Nederland.

Amalgamation

Article 30

The Bank shall be entitled, in case of amalgamation with and/or complete or partial transfer of its activities to any other institution, to transfer to the institution continuing all or any of the activities of the Bank the legal relation in which the Bank stands to the Account Holder.

Alteration of General Terms and Conditions

Article 31

The Bank shall be entitled to alter these General Terms and Conditions. The Bank shall give notice in writing to the Account Holder of such alteration not less than three months before it comes into force.

Residence

Article 32

An Account Holder that has no actual residence in a municipality in the Netherlands shall be deemed to have elected domicile at the office of the Bank, where all documents, writs etc. intended for him/it may be delivered or served by the same.

General Terms and Conditions of Banking

Article 33

Except as deviated therefrom in these General Terms and Conditions, the General Terms and Conditions of Banking governing the transactions between Coöperatieve Centrale Raiffeisen‑Boerenleenbank B.A., established in Amsterdam, or its members banks, as the case may be, and its/their clients shall apply as well.

Title for citation

Article 34

These General Terms and Conditions may be cited as: 'General Terms and Conditions for Current Account of the Rabobank Organization 2001'.

GENERAL TERMS AND CONDITIONS FOR COMMERCIAL MONEY LOANS OF THE RABOBANK ORGANIZATION 2001

Definitions

Article 1

In these General Terms and Conditions:

a.         'Bank' means                             :          the bank or banks by which a money loan has been made to the Debtor, and/or Rabohypotheekbank N.V., having its registered office in Amsterdam, both jointly and each of them separately;

b.         'Rabobank Nederland' means        :          Coöperatieve Centrale Raiffeisen‑Boerenleenbank B.A., having its registered office in Amsterdam;

c.         'Debtor' means                           :          the party or parties, or the partners or associates of a partnership firm or partnership, both jointly and each of them separately, to which/whom the Bank has made a Money Loan;

d.         'Provider of Security' means         :          the party or parties, both jointly and each of them separately, by whom security, in any form whatsoever, has been given for the benefit of the Bank for one or more debts of the Debtor, and any party subsequently acquiring any property thus charged as security;

e.         'Deed' means                             :          the deed in which the Money Loan is laid down in writing;

f.          'Money Loan' means                   :          the Money Loan made to the Debtor by the Bank or, in case of an administrative division of a Money Loan into several amounts, each amount of the Money Loan;

g.         'registered property' means          :          any immovable property, vessel or aircraft, or any limited right thereto, mortgaged to the Bank as security for one or more debts of the Debtor;

h.         'object' means                            :          any material object susceptible of human control;

i.          'property' means                         :          any object and any proprietary right.

A. GENERAL STIPULATIONS

Application of sums repaid before the fixed date

Article 2

a.         If it has been agreed that the Money Loan shall be repaid by even installments or graduated interest installments, the Bank shall deduct any sum repaid before the fixed date either from the next following installment payment(s) or from the last installment payment(s).

b.         If it has been agreed that the interest and installments shall be paid on the basis of repayment by annuities, then, in case of any accelerated repayment and/or change of the interest rate, the installment with the interest as due (annuity) may be recalculated as from a date to be fixed by the Bank.

c.         If the Money Loan is repaid in whole, the interest then due must be paid simultaneously with the repayment.

Interest calculation method and rules concerning the time of entering payments in clients' accounts

Article 3

The interest shall be calculated with due observance of such interest calculation method and rules concerning the time of entering payments in clients' accounts as may be laid down by the Bank.

Change of due dates of interest and installments

Article 4

The Bank shall always be entitled to change the dates on which the interest and/or installments must be paid.

Penalty in case of overdue payment

Article 5

In the event that any amount due to the Bank by the Debtor has not been paid on the due date, the Bank may, as it sees fit, charge a penalty to the Debtor in respect of the amount overdue, amounting to:

a.         not more than one per cent (1%) per month from the due date, in addition to current interest which shall likewise be charged on the amount overdue, or

b.         not more than two per cent (2%) per month from the due date, with no current interest being additionally charged on the amount overdue.

Such penalty shall be due in addition to the amount not paid by the Debtor on the due date. In the calculation of the penalty any part of a month shall be counted as a full month. The minimum penalty per month shall be one hundred and twenty five euros (€ 125.‑‑).

Loan insurance

Article 6

The Bank may insure itself, as it thinks fit and for the Debtor's account, against the risks resulting to it from the Money Loan if the repayment of the moneys lent is, in its opinion, not sufficiently guaranteed.

Communications and notices

Article 7

Each Debtor has empowered each co-Debtor to receive and peruse, also on his/its behalf, all communications and notices made and given by the Bank in respect of the Money Loan. Each Debtor shall be empowered also on behalf of each co-Debtor to make communications and give notices to the Bank.

Payment of deposit and pledging

Article 8

If the Bank has paid the amount of the Money Loan, or any part thereof, by paying it into a deposit account the balance whereof has been pledged to the Bank, the following stipulations shall apply:

a.         The lien shall serve as security for the payment of all that is or might be due to the Bank in respect of the Money Loan.

b.         The Bank has been irrevocably authorized to collect the balance in the deposit account in order to satisfy thereout all that is or might be due to it in respect of the Money Loan.

c.         Of the pledged balance, except in the cases where any amount due by the Debtor is payable at once as set out in Article 16, shall each time be released from the lien such part as the Debtor shall prove, in the manner set out below in 8.d, to be due by him in respect of the construction and/or alteration work.

d.         The Debtor may only make withdrawals on the deposit account:

            ‑           for the construction and/or alteration of buildings on any registered property mortgaged to the Bank, upon production of mandates authorizing payment, given by the management directing the construction and/or alteration work;

            ‑           for the construction and/or alteration of buildings on any registered property mortgaged to the Bank, upon production of accounts confirmed by the Debtor, relating to the construction and/or alteration work,

            Provided that it has been proved to the satisfaction of the Bank that that part of the costs which, as stated to the Bank, would be financed by the Debtor out of his/its own funds, has been paid.

e.         The Bank has been irrevocably authorized:

            ‑           after completion of the construction and/or alteration of the buildings or after the expiration of a period of one year after the payment was made into the deposit account, at its option either to transfer the balance in that account to another account of the Debtor kept with the Bank or to any account of the Debtor kept with another Rabobank, or to use the balance in that account for paying off the Money Loan;

            ‑           to settle the amount due by the Debtor in respect of the Money Loan by debiting it to the balance in the deposit account.

f.          If there are several Debtors, they shall be deemed to have granted each other, reciprocally and without limitation, power to make withdrawals on the deposit account. No revocation of the power granted to each other shall be effective until after the Bank has been notified thereof in writing.

Information

Article 9

The Bank shall send the Debtor statements of the Money Loan.

Checking of statements

Article 10

Any Debtor will be under the obligation immediately to inform the Bank of any incorrectness in any statement supplied to him/it concerning the Money Loan.

Powers of a Debtor

Article 11

If the Debtor is a legal person, a partnership firm or a partnership, or, as the case may be, if the Deed was signed by several Debtors, each (managing) director, partner, associate or Debtor shall be deemed to be empowered to do any and all (legal) acts for the execution of or in connection with the stipulations of the Deed and of these General Terms and Conditions.

Address for payment

Article 12

All that is due to the Bank by the Debtor in respect of the Money Loan must be paid into an account to be stated by the Bank or at the office of the Bank or at such other place as shall be designated by the Bank.

Taxes

Article 13

All taxes that are or might become due in respect of the Money Loan shall be for the Debtor's account.

Costs

Article 14

All costs resulting from the Money Loan and the security given or to be given therefore, including any legal and non-legal expenses of collection and any expenses of selling off the Debtor's property, shall fall on the Debtor. Non-legal expenses are fixed at ten per cent (10%) of the amount to be collected, with a minimum of one hundred and twenty five euro (€ 125.‑‑).

Insofar as it is proved by the Bank that the non-legal expenses of collection incurred by it exceed ten per cent (10%) of the amount to be collected, such expenses shall be fully chargeable to the Debtor.

Several liability of legal successors of the Debtor(s)

Article 15

The legal successors of a Debtor shall be severally liable for the obligations of the same.

Amount due being payable at once

Article 16

The amount due by the Debtor shall be payable at once, without any notice of termination or default or other formality being required:

a.         if the Debtor or Provider of Security fails to comply with or acts contrary to any stipulation of the Deed or any instrument by which security was given, including any general terms and conditions declared applicable in the Deed or such instrument;

b.         if the Debtor or Provider of Security:

            -           dies;

            -           leaves The Netherlands to live abroad;

            -           where such Debtor or Provider of Security is a legal person, is dissolved/wound up, divided or amalgamated;

            -           is adjudicated bankrupt or wound up by the Court;

            -           files a petition for an official moratorium;

            -           winds up his/its business;

            -           fails to create (in a legally valid manner) the security/securities required by the Bank as security for the Money Loan.

c.         if any legal debt restructuring arrangement is declared applicable with respect to the Debtor or Provider of Security;

d.         if a receiver or administrator is appointed over any estate of the Debtor or Provider of Security or if such estate is attached or recourse is otherwise sought therefrom;

e.         if any property charged as security for the Money Loan is alienated, expropriated, requisitioned or forfeited, or damaged by any cause whatsoever or fully or partially destroyed; if it must be regarded as lost; if it is used, without the permission of the Bank, for any purpose other than that at the time when the security was given; and, where the object charged is a vessel or aircraft, if its classification or nationality is changed or if its certificate of seaworthiness or airworthiness lapses; and also, where the property charged is a condominium right, if the association of apartment owners has adopted a resolution for amendment of the deed of division or the Rules or for demolition of the apartment building or discontinuance of the division, or if the Debtor or Provider of Security is deprived of his/its user;

f.          if any circumstance occurs which gives rise to a just fear that the amount due to the Bank by the Debtor cannot be fully or partially recovered out of the proceeds of the property charged for the benefit of the Bank or if any property charged for the benefit of the Bank has decreased in value or has been destroyed;

g.         if any permit/license required with respect to any registered property or the carrying on by the Debtor of his/its business or trade is lacking, lapsing or withdrawn or if any act is done which is contrary to such permit/license or any conditions attaching thereto;

h.         if, in the opinion of the Bank, the construction or alteration of any object for the financing whereof moneys have been or will be lent to the Debtor by the Bank, is stopped or comes to a standstill, or if the building plan is changed or the moneys intended for the construction or alteration are used for other purposes;

i.          if, with respect to a life insurance agreement the rights whereunder have been pledged to the Bank as security for any obligations of the Debtor to the Bank, one of the following circumstances occurs:

            -           premiums are not paid punctually;

            -           the insurance contract terminates;

            -           the terms of insurance are altered without permission from the Bank;

            -           an emergency plan order or winding‑up order is made against the insurance company.

j.          if the registered property is a ground lease or right of building and such ground lease or right of building ceases to exist or threatens to cease to exist for any reason whatsoever, or if the Provider of Security fails to fulfill any obligations he/it accepted when he/it acquired the right referred to and such failure is followed by the imposition of any penalty or by forfeiture or impending forfeiture of his/its rights;

Amendment of Articles (of Association)

Article 17

If the Debtor is a legal person, he/it shall not make any amendments in his/its Articles (of Association) without the prior approval of the Bank. If any amendment has been made without such approval, then, if desired by the Bank, the Articles (of Association) that existed before such amendment shall remain in force as against the Bank.

Several liability of Debtors

Article 18

If two or more (legal) persons have bound themselves to the Bank as Debtors in the Deed, they shall be severally bound to meet all obligations arising from the Deed and these General Terms and Conditions. To provide for the case where the Bank renounces its legal claim against a Debtor or any person liable under the provisions of Section 102 of Volume 1 of the Civil Code, the Bank expressly reserves all rights and the other Debtor shall remain liable, or the other Debtors, as the case may be, shall remain severally liable, for the whole debt. If a Debtor has paid to the Bank a larger part of a debt  than his share, all his claims on any Co-debtor shall be subordinated to all claims of the Bank on the Debtor.

Audit of balance sheets, profit and loss accounts; reports; giving information

Article 19

If desired by the Bank and/or Rabobank Nederland, the Debtor will be under the obligation to submit to expert auditing at his/its own expense, to the satisfaction of the Bank and/or Rabobank Nederland, and regularly to submit to the Bank and/or Rabobank Nederland its balance sheets, profit and loss accounts and reports on the audits made, and to do so immediately after they have been confirmed and produced respectively.

Further, on demand by the Bank, the Debtor will be under the obligation to provide to the Bank and/or Rabobank Nederland and/or one or more third parties appointed by it, all financial information requested by the Bank and/or Rabobank Nederland concerning the Debtor's business or trade. The Debtor shall give the Bank and/or Rabobank Nederland, or its authorized agents, the opportunity to audit his/its complete accounts whenever it is deemed desirable by the Bank and/or Rabobank Nederland.

The Bank and/or Rabobank Nederland shall be entitled to give information on the Money Loan to any third parties that are or may become involved, directly or indirectly, in the Money Loan.

Residence

Article 20

Any Debtor that has no actual residence in a municipality in The Netherlands shall be deemed to have elected domicile at the office of the Bank, where all documents, writs etc. intended for him/it may be delivered or served by the same.

B. SPECIAL STIPULATIONS

Rabobank Variable Plus Loan

Article 21

Where a Rabobank Variable Plus Loan has been agreed on, the following stipulations shall apply in addition:

a.         The interest rate may always be changed by the Bank. The Bank shall inform the Debtor of the interest rate.

b.         Accelerated repayment will always be permitted. In case of partial repayment, such repayment must be made in round sums of five hundred euros (€ 500.‑‑), or a multiple thereof. No compensation shall be due in respect of accelerated repayment.

c.         Without prejudice to the stipulations of Article 16, the amount due by the Debtor can always be claimed after three months' previous notice of termination has been given by the Bank.

Rabobank Variable Combi Loan

Article 22

Where a Rabobank Variable Combi Loan has been agreed on, the following stipulations shall apply in addition:

a.         The interest rate shall be fixed by the Bank on the basis of a 50:50 ratio of capital market to money market rates (the basic component), to be increased by a surcharge to be determined by the Bank.  For each calendar month the Bank shall determine the basic component on a fixed working-day to be determined by the same. The basic component shall be calculated by the Bank on the basis of the average of the Euro InterBank Offered Rates (Euribor rates) for 3, 6 and 12 months as fixed on that day either by Euribor FBE, established in Brussels, or by a third party employed by it, and such interbank selling prices for bullet loans with terms of 2, 5 and 10 years as are in force and applied by Rabobank Nederland at the time when the basic component is determined by the Bank. The basic component shall be rounded off arithmetically by the Bank to 0.05 or a multiple thereof. The basic component shall be changed by the Bank on the first day of a calendar month if the basic component determined by the Bank deviates from the basic component then in force for the Money Loan by more than twenty hundredth (0.20) percentage point. The surcharge may always be changed by the Bank. The Bank shall inform the Debtor of the interest rate fixed.

b.         Accelerated repayment will always be permitted. In case of partial repayment, such repayment must be made in round sums of five hundred euros (€ 500.‑‑), or a multiple thereof. Compensation shall be due by the Debtor on each sum repaid before the fixed date, amounting to one per cent (1%) of the sum thus repaid.

c.         The Debtor shall be entitled, without being liable to pay any compensation, each calendar year to repay up to five per cent (5%) of the original principal of the Money Loan, provided that:

            1.         the accelerated repayment takes place on the first day of the calendar month following the date of receipt by the Bank of the written communication referred to above; and

            2.         the Debtor informs the Bank in writing, at least one weeks in advance, of his/its intention of making the accelerated repayment; and

            3.         the sum repaid before the fixed date is at least five hundred euros (€ 500); and

            4.         the Debtor proves to the satisfaction of the Bank that the accelerated repayment has been made with funds of his/its own that were not obtained from any loan made to the same by the Bank or any third party.

            If in any calendar year the Debtor has made no use, or only partial use, of the right, mentioned in this paragraph, to repay without being liable to pay compensation, such right shall cease to exist at the end of the calendar year concerned.

d.         The Debtor shall be entitled, without being liable to pay any compensation:

            1.         to repay the Money Loan in whole if the Bank increases the surcharge included in the interest, provided that the Money Loan is repaid in whole on the first day of a calendar month falling within a period of 3 months following the increase in the surcharge;

            2.         to repay the Money Loan in whole in case of juridical transfer of title to all registered properties used by the Debtor himself, provided that it is proved to the satisfaction of the Bank that the transfer of title is the consequence of the Debtor having fully wound up his business or ceased following his occupation; no modification of the form of the enterprise or cooperative organization, nor any bringing-in of the assets and/or liabilities of the Debtor's business or professional practice into any (other) company or cooperative shall be regarded as a winding-up of business for the purposes of application of this Article;

            3.         to repay the Money Loan either in whole or in part within one year of the death of a Debtor or spouse/registered partner of a Debtor if it is proved to the satisfaction of the Bank that the accelerated repayment is made with moneys paid out under any insurance contract in connection with such death.

e.         If, in any of the cases where the amount due by the Debtor is payable at once as set out in Article 16, the Bank has claimed payment thereof, the latter may charge a compensation to the Debtor in accordance with the stipulations of this Article relating to accelerated repayment.

f.          Without prejudice to the stipulations of Article 16, payment of the amount due by the Debtor can always be claimed after three months' previous notice of termination has been given by the Bank. In that case no compensation shall be due by the Debtor in respect of accelerated repayment.

g.         In the event that at some time Euribor rates are no longer fixed either by Euribor FBE, established in Brussels, or by any third party employed by it, their place shall be taken by such rates as in the judgment of the Bank are as equal thereto as possible, to be fixed or determined by the Bank.

Rabobank Roll-over Loan

Article 23

Where a Rabobank Roll-over Loan has been agreed on, the following stipulations shall apply in addition:

a.         The interest rate shall be fixed by the Bank on the basis of the Euro InterBank Offered Rate (Euribor rate) as fixed either by Euribor FBE, established in Brussels, or by any third party employed by it (the basic component), increased by a surcharge to be determined by the Bank. The interest rate shall for the first time be fixed by the Bank at the signature of the Deed. The date of signature of the Deed shall be the beginning of the first roll-over period.

            The basic component and the interest rate shall be refixed by the Bank on the first day of the calendar month following the period for which the agreed Euribor rate is in force (the roll-over period) and then each time after the expiration of a roll-over period. Any roll-over period shall end on the last day of a calendar month.

            The basic component shall be equal to the Euribor rate in force for the agreed roll-over period on the first working-day of the calendar month in which the basic component is fixed. The surcharge may always be changed by the Bank. The Bank shall inform the Debtor of the interest rate fixed.

b.         Accelerated repayment will always be permitted. In case of partial repayment, such repayment must be made in round sums of five hundred euros (€ 500), or a multiple thereof. Compensation shall be due by the Debtor on each sum repaid before the fixed date, amounting to one per cent (1%) of the sum thus repaid.

c.         The Debtor shall be entitled, without being liable to pay any compensation, each calendar year to repay up to five per cent (5%) of the original principal of the Money Loan, provided that:

            1.         the Debtor informs the Bank in writing, at least one weeks before the end of a roll-over period, of his/its intention of making the accelerated repayment; and

            2.         the accelerated repayment takes place on the first day of the calendar month following the date of receipt by the Bank of the written communication referred to above; and

            3.         the sum repaid early is at least five hundred euros (€ 500); and

            4.         the Debtor proves to the satisfaction of the Bank that the accelerated repayment has been made with funds of his/its own which were not obtained from any loan made to the same by the Bank or any third party.

            If in any calendar year the Debtor has made no use, or only partial use, of the right, mentioned in this paragraph, to repay without being liable to pay compensation, such right shall cease to exist at the end of the calendar year concerned.

d.         The Debtor shall be entitled, without being liable to pay any compensation:

            1.         to repay the Money Loan in whole if the Bank increases the surcharge included in the interest, provided that the Money Loan is repaid in whole on the first day of a calendar month falling within a period of 3 months following the increase in the surcharge;

            2.         to repay the Money Loan in whole in case of juridical transfer of title to all properties used by the Debtor himself, provided that it is proved to the satisfaction of the Bank that the transfer of title is the consequence of the Debtor having fully wound up his business or ceased following his occupation; no modification of the form of the enterprise or cooperative organization, nor any bringing-in of the assets and/or liabilities of the Debtor's business or professional practice into any (other) company or cooperative shall be regarded as a winding-up of business for the purposes of this Article;

            3.         to repay the Money Loan either in whole or in part within one year of the death of a Debtor or spouse/registered partner of a Debtor if it is proved to the satisfaction of the Bank that the accelerated repayment is made with moneys paid out under any insurance contract in connection with such death.

e.         If, in any of the cases where the amount due by the Debtor is payable at once as set out in Article 16, the Bank has claimed payment thereof, the latter may charge a compensation to the Debtor in accordance with the stipulations of this Article relating to accelerated repayment.

f.          Without prejudice to the stipulations of Article 16, payment of the amount due by the Debtor can always be claimed after three months' previous notice of termination has been given by the Bank. In that case no compensation shall be due by the Debtor in respect of accelerated repayment.

g.         In the event that at some time Euribor rates are no longer fixed either by Euribor FBE, established in Brussels, or by any third party employed by it, their place shall be taken by such rates as in the judgment of the Bank are as equal thereto as possible, to be fixed or determined by the Bank.

Rabobank Roll-over Loan with an Interest Cap

Article 24

Where a Rabobank Roll-over Loan with an Interest Cap has been agreed on, the following stipulations shall apply in addition:

a.         The interest rate shall be fixed by the Bank on the basis of the 3-month Euro InterBank Offered Rate (Euribor rate) as fixed either by Euribor FBE, established in Brussels, or by any third party employed by it (the basic component), increased by:

            -           a general surcharge to be determined by the Bank (surcharge 1), and

            -           a cap surcharge in force until the agreed ending date of the interest cap (surcharge 2).

            The interest rate shall for the first time be fixed by the Bank at the signature of the Deed. The date of signature of the Deed shall be the beginning of the first roll-over period. A roll-over period shall be three calendar months. In deviation therefrom, the Bank may slightly lengthen or reduce the duration of the first roll-over period, so that it will end on the last day of a calendar month. The basic component cannot be changed by the Bank during a roll-over period.

            As from the first day of the calendar month following the first roll-over period and then each time after the expiration of a roll-over period, the interest rate refixed by the Bank shall apply to the roll-over period concerned.

            In its fixation of such interest rate the Bank shall start from a basic component equal to the 3-month Euribor rate existing on the first working-day of that calendar month.

            The bank may always change surcharge 1. Surcharge 2 shall be in force until the agreed ending date of the interest cap, and cannot be changed before that.

            The Bank shall inform the Debtor of the interest rate fixed.

b.         Until the agreed ending date of the interest cap the interest rate including the said surcharges shall not exceed the cap percentage agreed on.

c.         Compensation shall be due by the Debtor on each sum repaid before the fixed date, amounting to one per cent (1%) of the sum thus repaid.

            Such compensation must be paid at the time of early repayment of each such sum.

d.         No accelerated repayment on the Money Loan other than in full will be permitted until the agreed ending date of the interest cap. If before the agreed ending date of the interest cap the Debtor:

            -           repays the Money Loan in full, or

            -           agrees on some other type of interest with the Bank for such Money Loan, an extra compensation shall always be due by the Debtor without prejudice to any compensation that may be due under paragraph c of this Article.

            Such extra compensation shall be equal to the figure of the agreed surcharge as a percentage on an annual basis, calculated on the balance of the principal of the Money Loan for the period from the time of the accelerated repayment, or from the effective date of change of the type of interest, as the case may be, to the agreed ending date of the interest cap, account being taken of the installments the Bank would have received in that period under the repayment scheme agreed with the Debtor. The cash value of the amount calculated shall be fixed on the basis of the rates in force on the interbank market, to be determined by the Bank, and in a manner to be determined by the Bank. Any compensation due by the Debtor under this paragraph must be paid at the time of the accelerated repayment or on the effective date of the change of the type of interest.

e.         If, in any of the cases where the amount due by the Debtor is payable at once as set out in Article 16, the Bank has claimed payment thereof before the agreed ending date of the interest cap, the latter may always charge an extra compensation to the Debtor without prejudice to any compensation that may be due under paragraph c of this Article. Such extra compensation shall be calculated in the manner specified above in paragraph d for the period from the date on which such payment is claimed by the Bank to the agreed ending date of the interest cap. Such extra compensation shall be due and payable immediately after such payment has been claimed.

f.          Unless otherwise agreed between the Bank and the Debtor, the Money Loan shall be converted into a Rabobank Roll-over Loan on the agreed ending date of the interest cap and the stipulations of Article 23 of these General Terms and Conditions shall become applicable to the Money Loan instead of this Article.

g.         Without prejudice to the stipulations of Article 16, payment of the amount due by the Debtor can always be claimed after three months' previous notice of termination has been given by the Bank. In that case no compensation shall be due by the Debtor in respect of accelerated repayment.

h.         In the event that at some time Euribor rates are no longer fixed either by Euribor FBE, established in Brussels, or by any third party employed by it, their place shall be taken by such rates as in the judgment of the Bank are as equal thereto as possible, to be fixed or determined by the Bank.

Fixed interest for a specified period

Article 25

Where fixed interest for a specified period has been agreed on (fixed-interest term), the following stipulations shall apply in addition:

a.         The interest rate cannot be changed by the Bank during the fixed-interest term;

b.         The Money Loan cannot be claimed during the fixed-interest term, except in the cases where it is payable at once as set out in Article 16;

c.         Accelerated repayment will always be permitted. In case of partial repayment, such repayment must be made in round sums of five hundred euros (€ 500), or a multiple thereof. With any accelerated repayment a compensation shall be due by the Debtor. This compensation shall be equal to the difference between the interest due by the Debtor and the reference interest, calculated on the sum to be repaid before the fixed date for the period from the time of the accelerated repayment up to and including the last day of the fixed-interest term, account being taken of the installments the Bank would have received in that period under the repayment scheme agreed with the Debtor. The cash value of the amount calculated shall be fixed on the basis of the rates in force on the interbank market and in a manner to be determined by the Bank. The compensation shall be at least one per cent (1%) of the sum repaid before the fixed date. The compensation must be paid simultaneously with the payment of the sum repaid before the fixed date. In this Article the term 'reference interest' means the interest the Bank would receive on an amount equal to the sum repaid before the fixed date if at the time of the accelerated repayment the Bank were to put out such amount on the interbank market for a period equal to the remainder of the fixed-interest term of the Money Loan at the time of the accelerated repayment. The Bank shall inform the Debtor in writing of the amount of the compensation.

d.         The Debtor shall be entitled, without being liable to pay any compensation, each calendar year to repay up to five per cent (5%) of the original principal of the Money Loan, provided that:

            1.         the accelerated repayment takes place on the first day of the calendar month following the date of receipt by the Bank of the written communication referred to above;

            3.         and the Debtor informs the Bank in writing, at least one weeks in advance, of his/its intention of making the accelerated repayment

            3.         the sum repaid before the fixed date is at least five hundred euros (€500), and

            4.         the Debtor proves to the satisfaction of the Bank that the accelerated repayment has been made with funds of his/its own which were not obtained from any loan made to the same by the Bank or any third party.

            If in any calendar year the Debtor has made no use, or only partial use, of the right, mentioned in this paragraph, to repay without being liable to pay compensation, such right shall cease to exist at the end of the calendar year concerned.

e.         The Debtor shall be entitled, without being liable to pay any compensation:

            1.         to repay the Money Loan in whole at the end of the fixed-interest term, provided that the Debtor informs the Bank in writing, at least two weeks in advance, of his/its intention of completely repaying the Money Loan;

            2.         to repay the Money Loan in whole in case of juridical transfer of title to all registered properties used by the Debtor himself, provided that it is proved to the satisfaction of the Bank that the transfer of title is the consequence of the Debtor having fully wound up his business or ceased following his occupation; no modification of the form of the enterprise or cooperative organization, nor any bringing-in of the assets and/or liabilities of the Debtor's business or professional practice into any (other) company or cooperative shall be regarded as a winding-up of business for the purposes of this Article;

            3.         to repay the Money Loan either in whole or in part within one year of the death of a Debtor or spouse/registered partner of a Debtor if it is proved to the satisfaction of the Bank that the accelerated repayment is made with moneys paid out under any insurance contract in connection with such death.

f.          If, in any of the cases where the amount due by the Debtor is payable at once as set out in Article 16, the Bank has claimed payment thereof, the latter may charge a compensation to the Debtor in accordance with the stipulations of this Article relating to accelerated repayment.

g.         Hereinafter the term 'date of change of the interest rate' shall mean the date coming at the end of a fixed-interest term.

            The interest may be changed by the Bank on the date of change of the interest rate. At least one month before the date of change of the interest rate, the Bank shall make the Debtor an offer concerning the type of interest and the interest rate to be in force from the date of change of the interest rate. In this offer the Bank may present to the Debtor a number of types of interest to be determined by the Bank at such rate as at the time of that offer is in force with the same for second and any subsequent periods for which the interest is fixed. The Debtor may, without charge, make a choice from the types of interest offered, provided that he/it shall inform the Bank in writing of his/its choice before the date of change of the interest rate.

h.         Should the interest rate as referred to above for the type of interest in force from the date of change of the interest rate be lower on the date of change of the interest date than at the time of the offer or choice, as the case may be, such lower interest shall be due by the Debtor.

i.          If on the date of change of the interest rate the Bank has not received from the Debtor a written choice of one of the types of interest stated in the letter concerning interest options and the Debtor has not repaid the Money Loan in whole on the date of change of the interest, then the Debtor shall be deemed to have opted for fixed interest for a period of five years, or for a different type of interest if so stated in the letter referred to above, at such rate as at the time of change of the interest is in force with the Bank for second and any subsequent periods for which the interest is fixed. Any fixed-interest term shall be governed by the stipulations of this Article.

Loan free from installments

Article 26

If it has been agreed that no installments will be required to be paid on the Money Loan, the following stipulations shall apply in addition:

a.         The principal of the Money Loan must be promptly repaid in full in the following cases:

            ‑           in the case of alienation of a registered property;

            ‑           in the case of the Debtor leaving a registered property for another residence.

b.         If in the opinion of the Bank the value of a registered property warrants it, the Bank may demand (periodical) repayment(s) from the Debtor, without prejudice to its right as specified in Article 16. The Bank shall be entitled to have each registered property valued, at the Debtor's expense, five years after the date on which the Money Loan was made and, after that, each time after the expiration of a period of at least five years, in order to determine the value of such registered property.

C. FINAL STIPULATIONS

General Terms and Conditions of Banking

Article 27

Except as deviated therefrom in these General Terms and Conditions, the General Terms and Conditions of Banking governing the transactions between the Bank and its clients shall apply as well.

Title for citation

Article 28

These General Terms and Conditions may be cited as: General Terms and Conditions for Commercial Money Loans of the Rabobank Organization 2001.

General Banking Conditions

Applicable to the relations between the Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., having its registered seat in Amsterdam, or its member banks, as the case may be, and its Customers.

(Translation* of the original Dutch text.)

These General Conditions were drawn up in September 1995 in consultation with the Netherlands Bankers' Association and the consumers'

organization 'Consumentenbond' within the framework of the Committee for Consumer Affairs of the Socio-Economic Council (SER).

These consultations resulted in agreement on all articles with the exception of the provisions on liability, laid down in articles 3, 10 and 31 of these General Conditions.

Consumentenbond appreciates the consequences which the assumption of far-reaching liability may have for the banking business, but in view of its own responsibilities it cannot agree to the limitations on liability embodied in these articles.  The banks appreciate this position but they point out that it is impossible for them to accept general liability: this would entail unpredictable risks for the banks, which they cannot and may not allow themselves to assume for a variety of reasons, including the interests of their customers.

In consultation with Consumentenbond, however, both parties have emphasized that the duty of care as laid down in article 2 of the Conditions shall always be the first consideration and that any clauses restricting liability shall not detract from this duty.

1. Scope

All relations including future ones between the Bank's branch-offices in the Netherlands and the Customer shall be subject to these General Conditions.  The provisions of these General Conditions shall apply to the extent that they are not otherwise provided in any special conditions applying to specific services provided by the Bank.

2. Duty of care of the Bank

The Bank shall exercise due care when providing services. In its provision of services the Bank shall take the Customer's interests into account to the best of its ability, on the understanding that the Bank is not obliged to make use of non-public information known to the Bank, including information which may affect prices.

3. Use of the services of third parties

The Bank shall be entitled to use the services of third parties in executing orders of the Customer and in performing other agreements with the Customer and also to place goods and/or documents of title of the Customer in the custody of third parties in the name of the Bank.  The Bank shall exercise due care in selecting such third parties.  The Bank shall not be liable for shortcomings of such third parties, if it can prove that it exercised due care in selecting them. If in such case the

Customer has suffered damage, the Bank shall in any case assist the Customer as much as possible in remedying such damage.  This shall leave intact any liability of the Bank under Article 10.

4. The Bank or third parties as the other party

In executing orders for the purchase and sale of goods and/or documents of title, the Bank shall be entitled, at its option, to deal either with itself or with third parties as the other party.

5. Risk of dispatches

If the Bank, by order of the Customer, dispatches monies or securities to the Customer or to third parties, such dispatch shall be at the Bank's risk.

If the Bank, by order of the Customer, dispatches other goods and/or documents of title to the Customer or to third parties, such dispatch shall be at the Customer's risk.

6. Statement of address by the Customer

The Customer shall inform the Bank to which address documents intended for him are to be sent.  The Customer shall give written notice of any change of address.

7. Orders etc. intended for several branch-offices

Orders, statements and communications from the Customer to the Bank must be addressed separately to each of the branch-offices of the Bank for which these orders, statements and communications are intended, unless the Bank has expressly designated another address. If written orders, statements and communications are intended for a branch-office of the Bank - expressly stated by the Customer - other than the branch-office that received these documents, the latter branch-office shall forward such documents.

8. Changes in the power of representation of the Customer

If the Customer has granted powers of representation to a person, the Customer shall notify the Bank in writing of any change in or withdrawal of such powers, notwithstanding their entry in public registers, in default of which notification such change or withdrawal cannot be invoked against the Bank.

9. Use of forms

The Customer must see to it that orders, statements and communications to the Bank are clear and that they contain the correct data.

Orders for transfers shall be executed by the Bank on the basis of the account number stated by the Customer and the Bank is not obliged to verify the accuracy of the information stated in the order.

Forms must be fully completed by the Customer.  Other data carriers or means of communication approved by the Bank must be used by the Customer in accordance with the directions of the Bank.

The Bank shall be entitled not to execute orders if such orders have been given without the use of forms drawn up or approved by the Bank or of other data carriers or means of communications approved by the Bank.  The Bank may require communications to be made in a specific form.

10. Execution of payment orders

The Bank guarantees the proper execution, within a reasonable time, of correctly given orders for the transfer of amounts in euro, provided that such orders can be processed entirely within the giro-circuit in the Netherlands of the banks associated with the 'Bankgirocentrale' (Bank Giro Centre).

Any shortcomings in the execution of such payment orders will make the Bank liable to indemnify the Customer for the damage suffered as a result up to a maximum of two hundred twenty-five euro per payment order, without prejudice to the provisions of the second paragraph of article 31 and without prejudice to the Bank's obligation - unless otherwise agreed - to see to it that these payment orders will as yet be executed correctly and without further costs.  The Bank shall not invoke the aforesaid maximum of two hundred twenty-five euro if in an individual case it would not be reasonable and fair to do so.

If, in case of correctly given payment orders which cannot be processed entirely within the said giro-circuit, the payee's account as specified by the Customer should fail to be credited, the Bank shall, upon the Customer's request and free of charge, make inquiries and try to achieve that the credit entry will be made yet. Within four weeks of receipt by the Bank of such request, the Bank shall furnish the Customer with a written statement concerning the results of the inquiries, stating the relevant data.

If the Customer wishes payment orders as referred to in the first paragraph of this article to be executed by or on a specific date, such execution must be expressly agreed upon with the Bank.

The above provisions do not prejudice the Bank's authority not to execute payment orders if the balance of the account does not allow such execution or if such execution is barred by an attachment of the Customer's account or by other comparable circumstances.

* This translation is supplied for the Customer's convenience only.  The original Dutch text, which will be sent upon request, will be binding and shall prevail in case of any variance between the Dutch text and the English translation.

11. Evidential force of the Bank's records

An abstract from the Bank's records signed by the Bank shall serve as prima facie evidence vis-à-vis the Customer, subject to rebuttal evidence produced by the Customer.

12. Examination of bank documents

If the Bank finds that it has made an error or a mistake in any confirmation, statement of account, note or other statement to the Customer, the Bank shall be bound to notify the Customer as soon as possible.

The Customer is obliged to examine the confirmations, statements of account, notes or other statements sent to him by the Bank immediately upon receipt. In addition, the Customer must check whether orders given by him or on his behalf have been executed correctly and completely by the Bank.  When finding any inaccuracy or incompleteness, the Customer shall notify the Bank as soon as possible.  In the above cases the Bank shall be obliged to rectify its mistakes and errors.

13. Approval of bank documents

If the Customer has not contested the contents of confirmations, statements of accounts, notes or other statements of the Bank to the Customer within twelve months after such documents can reasonably be deemed to have reached the Customer, the contents of such documents shall be deemed to have been approved by the Customer. If such documents contain any arithmetical errors, the Bank may and shall rectify such errors, even after the expiry of the said twelve months' period.

14. Loss etc. of forms

The forms, data carriers and means of communication which the Bank has put at the disposal of the Customer, must be kept and handled by the Customer with care.

If the Customer becomes aware of any irregularity such as loss, theft or misuse with respect to these forms, data carriers or means of communication, he shall inform the Bank without delay. Up to the moment this information is received by the Bank, the consequences of the use of these forms, data carriers or means of communication shall be for the account and at the risk of the Customer, unless the Customer proves that blame can be imputed to the Bank. After the said moment such consequences shall be for the account and at the risk of the Bank, unless the Bank proves that intent or gross negligence can be imputed to the Customer.

Any communication concerning irregularities must be confirmed by the Customer to the Bank in writing.

If notice of termination of the relationship between the Customer and the Bank has been given, the Customer shall return to the Bank any unused forms as well as other data carriers and means of communication put at his disposal by the Bank.

15. Crediting and debiting of interest

At such times as will be determined by the Bank but at least once a year, the Bank shall credit or debit, as the case may be, the current interest to the account of the Customer. If the time at which the current interest is credited to the said account does not coincide with the time at which the current interest is debited to such account, the Bank shall inform the Customer in writing.

16. Commissions and fees

The Bank is authorized to charge commissions and fees to the Customer for its services. If the amount of these commissions and fees has not been previously agreed upon between the Customer and the Bank, the Bank shall charge its usual commissions and fees.  The Bank shall see to it that information on this subject is in any case available at its branch-offices.

17. Credit entries under reserve

Each credit entry is made subject to the proviso that, if the Bank is still to receive the counter-value for such entry, such counter-value will timely and duly come into its possession. Failing this, the Bank shall be entitled to reverse the credit entry. If the Customer's euro account has been credited on account of documents denominated in a foreign currency or on account of other items which, as far as the euro-equivalent is concerned, are subject to fluctuations in value, the reversal shall be effected by making a debit entry up to the amount for which the Customer could have acquired such foreign currency or such items on the day of the reversal.

18. Lien

The Bank shall have a lien in all goods, documents of title and securities which are in the possession or will come into the possession of the Bank or of a third party on the Bank's behalf from or for the benefit of the Customer on any account whatsoever and in all shares forming part of a collective deposit within the meaning of the Securities Giro Administration and Transfer Act ('Wet giraal effectenverkeer') which are in the possession or will come into the possession of the Bank, as security for all and any present and future debts owing by the Customer to the Bank on any account whatsoever. In its capacity as the Customer's attorney the Bank is authorized to pledge all present and future debts owing by the Bank to the Customer on any account whatsoever to the Bank itself as security for all and any present or future debts receivable by the Bank from the Customer on any account whatsoever.  If the Customer wishes to dispose of part of the collateral, the Bank shall release such part of the collateral provided that the balance of the collateral remaining after such release offers sufficient coverage for all current or future debts receivable by the Bank from the Customer.  The Bank shall not be entitled to sell the collateral unless the Customer's debt to the Bank has become due and payable. In addition, the Bank shall not sell the collateral before the Customer has made default.  The Bank's right to sell the collateral is limited to the extent of Customer's debt.

After the Bank has exercised its right to sell collateral, it shall give the Customer written notice thereof as soon as possible.

19. Right of set-off

The Bank shall at all times be entitled to set off all and any debts receivable by the Bank from the Customer, whether or not due and payable and whether or not contingent, against any debts owed by the Bank to the Customer, whether due and payable or not, regardless of the currency in which such debts are denominated.

If, however, the Customer's debt to the Bank or the Bank's debt to the Customer is not yet due and payable - and provided that the Customer's debt and the Bank's debt are expressed in the same currency - the Bank shall not exercise its right of set-off except in the event of an attachment being levied upon the Bank's debt to the Customer or recovery being sought from such debt in any other way, or in the event that a right in rem is created thereon or the Customer assigns the Bank's debt to a third party by singular title.

Debts expressed in foreign currency shall be set off at the rate of exchange pertaining on the day of set-off.

If possible, the Bank shall inform the Customer in advance that it will exercise its right of set-off.

20. Giving security

Upon demand the Customer shall provide adequate security for the fulfillment of his existing obligations towards the Bank. If the security that has been given is no longer adequate, the Customer is bound to supplement or replace such security upon demand. Any such demand shall be made in writing and shall specify the reason for it.  The extent of the security so demanded must bear a reasonable proportion to the amount of the relative obligations of the Customer.

21. Immediately due for payment

If the Customer has been given notice of default and still fails to perform any of his obligations towards the Bank, the Bank shall be entitled to make the Customer's debts to the Bank immediately due and payable by giving notice. Such notice shall be made in writing and shall specify the reason for the giving thereof.

22. Custody of securities

The custody of securities which form part of a collective deposit within the meaning of the Securities Giro Administration and Transfer Act ('Wet giraal effectenverkeer') held by the Bank shall be subject to the provisions of this Act and to the provision set forth in the next sentence.  To the extent these securities are subject to drawings by lot, the Bank shall see to it that each time a drawing takes place, there shall be allotted to each Customer individually an amount of securities - designated for redemption - corresponding to his entitlement.

If the custody relates to other securities than those referred to in the first paragraph, the Bank shall notify the Customer of the serial numbers of securities held for the Customer in the custody of the Bank itself or in the custody of third parties in the Netherlands subject to the obligation to notify the serial numbers.

23. Use of the services of third parties for the custody of securities

The securities of the Customer which the Bank has placed in the custody of third parties pursuant to article 3, shall form part of the aggregate of securities deposited in the name of the Bank with such third parties in one of the Bank's general securities deposits.  The Bank shall not be bound to cause the serial numbers of these securities to be recorded separately for each individual Customer, unless the said securities are held for the Customer in the custody of third parties in the Netherlands subject to the obligation to notify the serial numbers.

24. Administration of securities deposits

The Bank is charged with the administration of the Customer's securities deposit to the extent that the securities deposit consists of securities admitted to the official quotation on the Official Market or the Parallel Market of the Amsterdam Stock Exchange.  The duties incidental to this administration include inter alia the duty to collect interests, redemption payments and dividends, to exercise or realize subscription rights, to obtain new coupon or dividend sheets, to effect conversions and to lodge securities for the purpose of meetings.  If, pursuant to article 3, the Bank has placed securities of the Customer in the custody of third parties, such third parties shall be charged with the duties incidental to the administration of these securities, without prejudice to the Bank's liability under article 3 and without prejudice to the Bank's obligation to pass on to the Customer any amounts received by the Bank from such third parties for the benefit of the Customer on account of interest, redemption payments, dividend or on any other account.

25. Securities not subject to lien

The lien referred to in article 18 does not extend to securities deposited with the Bank exclusively for specific purposes such as the collection of interests, redemption payments and dividends, obtaining new coupon or dividend sheets, effecting conversions or attending meetings.

26. Period of validity of stock exchange orders; reduction of the limit

The Bank will keep stock exchange orders on its books for a period of time to be determined by the Bank.  As from the day on which securities are quoted ex-dividend or ex-rights of subscription, any limit set by the Customer for the purchase or sale of such securities shall be reduced by the arithmetical value of the dividend or the subscription right, as the case may be, but only if such reduction of the limit arises from the regulations or customs applying to the securities in question.

27. Defective securities

The Bank shall be liable for any defects of securities acquired by the Customer as a result of transactions concluded by the Bank with itself as the other party, or as the result of transactions in securities admitted to the official quotation on the Official Market or the Parallel Market of the Amsterdam Stock Exchange.

If pursuant to the above provision the Bank is liable, it shall, at the Customer's option, either as yet deliver securities of the same kind but without defects or refund the amount charged together with interest thereon, in both cases against return of the securities originally acquired by the Customer.

28. Costs

The costs of legal assistance incurred by the Bank in court proceedings or in proceedings before a consumer disputes committee on account of a dispute between the Customer and the Bank shall be for the account of the Customer or for the account of the Bank, as the case may be, if and to the extent that the decision or award of such court or such committee includes an award of costs.

Any costs the Bank has to incur in or out of court if the Bank becomes involved in legal proceedings or disputes between the Customer and a third party, shall be for the Customer's account.

Without prejudice to the above provisions all other costs arising for the Bank from the relationship with the Customer shall be for the Customer's account within the limits of reasonableness.

29. Laws of the Netherlands; disputes

The relations between the Customer and the Bank shall be governed by the laws of the Netherlands.

Disputes between the Customer and the Bank shall be brought before the competent Netherlands Court, unless the law or international conventions contain a mandatory provision to the contrary.

Notwithstanding the foregoing, if the Bank is acting as the plaintiff the Bank shall be entitled to bring disputes before the foreign court having jurisdiction over the Customer.

Notwithstanding the foregoing, if the Customer is acting as the plaintiff the Customer shall be entitled to refer disputes to any Consumer Disputes Committee or Committee of Good Offices to whose competence the Bank has submitted, within the limits of the rules governing the Committee in question.

30. Termination of the relationship

Both the Customer and the Bank may terminate the relationship between the Customer and the Bank. If the relationship is terminated by the Bank it shall, upon request, inform the Customer of the reason for such termination.

After notice of termination has been given, the existing individual agreements between the Customer and the Bank shall be settled as soon as possible but subject to the applicable time periods. During such settlement the present General Conditions shall remain in full force.

31. Liability of the Bank

Without prejudice to the other provisions of these General Conditions the Bank shall be liable if any shortcoming in the performance of any obligation vis-à-vis the Customer is imputable to the Bank or attributable to the Bank by virtue of the law, any legal act or generally prevailing views.

In any case, insofar as liability is not already excluded by operation of the law, the Bank shall not be liable if a shortcoming of the Bank is the result of:

- international conflicts

- violent or armed actions

- measures taken by any domestic, foreign or international government authority

- measures taken by any supervisory authority

- boycotts

- labour disturbances among the staff of third parties or the Bank's own staff

- power failures or breakdowns in communication links or equipment or software of the Bank or of third parties.

Should any circumstance referred to in the preceding paragraph occur, the Bank shall take such measures as may reasonably be required from it in order to reduce the resulting adverse effects for the Customer.

32. Deviation from the General Conditions

Any deviation from the present General Conditions shall be laid down in writing.

Deviations which have not been laid down in writing may be proved by the parties by all means of evidence admitted by the law.

33. Amendment of and additions to the General Conditions

Amendments of and additions to the present General Conditions shall not take effect until after representative Dutch consumers' and employers' organizations have been consulted about such amendments and additions and also about the manner in which the Customer will be notified of their contents. Such notification will in any case have to be made before the expiry of the thirty days' period referred to below.

The amendments and additions adopted after the said consultations shall be filed at the Registrar's office of the District Court of Amsterdam. Such filing shall be announced by a publication in at least three daily newspapers with national circulation. The amendments and additions which have been filed in this manner shall be binding upon the Bank and the Customer as of the thirtieth day after the date of the abovementioned publication.

A copy of these General Conditions has been filed by the Netherlands Bankers' Association at the Registrar's office of the District Court of Amsterdam on 22 December 1995.

Privacy Clause

"The Bank forms part of the Rabobank Group.  The Rabobank Group uses personal particulars obtained from you to provide its services.  The Group may also use such personal particulars to inform you about its products and services. If you do not want to receive such information, please let the Bank know.  The personal particulars may also be used to prevent, detect and counteract penal offences and the Bank may, both in your interest and its own, record (telephone) conversations and any other forms of communication between you and itself."